    Exhibit 99.1
Capital City Bank Group, Inc.
Reports Second Quarter 2008 Results

TALLAHASSEE, Fla. (July 22, 2008) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income for the second quarter of 2008 totaling $4.8 million ($0.28 per diluted share) compared to $7.3 million ($0.42 per diluted share) in the first quarter of 2008 and $7.9 million ($0.43 per diluted share) for the second quarter of 2007.  Earnings for the second quarter of 2008 include a loan loss provision of $5.4 million ($.20 per diluted share) versus $4.1 million ($.15 per diluted share) in the first quarter of 2008 and $1.7 million ($.06 per diluted share) in the second quarter of 2007.

Earnings for the first half of 2008 totaled $12.1 million ($0.70 per diluted share) compared to $14.8 million ($0.81 per diluted share) for the first half of 2007.  Year-to-date earnings include a loan loss provision of $9.6 million ($0.34 per diluted share).  Earnings also include a $2.4 million pre-tax gain from the redemption of Visa, Inc. shares related to its initial public offering, the reversal of $1.1 million (pre-tax) in Visa related litigation reserves, the reversal of $577,000 (pre-tax) in accrued expense for our 2011 Incentive Plan, and the reversal of a $425,000 tax reserve related to the resolution of a tax contingency, all four of which were recorded in the prior quarter.

“Overall, our underlying business is fundamentally sound -- after adjusting for the gain on redemption of Visa shares, operating revenues grew quarter over quarter and our expenses are in check.  In Florida, we are managing through a challenging credit cycle and we have responded appropriately by increasing our provision and reserve in both the first and second quarters of this year,” said William G. Smith, Jr., chairman, president & CEO.  “Because our housing markets did not experience the rapid price appreciation as evidenced in other areas of the state, we believe credit-related problems across our markets may be less severe over an extended economic slowdown.  Additionally, our portfolios are well-diversified by loan type and we think our higher-risk loan relationships tend to be smaller in size than most of our Florida-based peers due to our relatively low in-house lending limit and overall lending authorities.”

“We are taking a prudent approach in monitoring collateral values for our problem real estate loans, allocating more resources to the review of updated valuations as market conditions change and, where appropriate, recognizing losses prior to final resolution of the problem asset.

“Our capital position is quite strong.  Our total shareowners’ equity currently stands at $297 million, or 11.2% of total assets and our total risk-based capital ratio equals 14.35%.  These measures are well in excess of regulatory minimums for an institution to be considered well-capitalized and are after the repurchase of $45.6 million of our common stock over the last eighteen months.  We believe the strength of our balance sheet will allow us to participate in opportunities that naturally arise during periods of economic stress and disruption,” said Smith.

The Return on Average Assets was .73% and the Return on Average Equity was 6.43% for the second quarter of 2008.  These metrics were 1.11% and 9.87% for the first quarter of 2008 and 1.26% and 10.23% for the second quarter of 2007, respectively.

For the first half of 2008, the Return on Average Assets was .92% and the Return on Average Equity was 8.14% compared to 1.19% and 9.57%, respectively, for the first half of 2007.

Discussion of Financial Condition

Average earning assets were $2.304 billion for the second quarter, an increase of $2.5 million, or .11% from the first quarter of 2008, and $112.7 million, or 5.2% from the fourth quarter of 2007.  The increase over the linked quarter is primarily attributable to a $2.6 million increase in investment securities.  Compared to the fourth quarter of 2007, the increase primarily reflects a $110.2 million increase in short-term investments which was driven primarily by an increase in our client deposit balances (see discussion below).  Average loans were down slightly from both the prior quarter and fourth quarter of 2007 by $.8 million and $.7 million, respectively, as production essentially matched pay-downs and pay-offs.  Given our risk management practices, the lack of loan growth in this current economic environment is not unexpected.

Nonperforming assets of $47.8 million increased from the first quarter by $6.7 million and from the fourth quarter of 2007 by $19.6 million.  For the same periods, nonaccrual loans totaling $41.7 million increased $6.4 million and $16.6 million, respectively.  The increase from the first quarter primarily reflects the migration of smaller balance residential real estate loans to builders and investors to nonaccrual status.  Restructured loans totaled $1.7 million at the end of the quarter.  Other real estate owned totaled $4.3 million at the end of the second quarter compared to $3.8 million at the end of the first quarter and $3.0 million at year-end 2007.  Nonperforming assets represented 2.49% of loans and other real estate at the end of the second quarter compared to 2.14% and 1.47% at the end of the prior quarter and year-end 2007, respectively.

Average total deposits were $2.141 billion for the second quarter, a decrease of $8.3 million, or 0.39%, from the first quarter and an increase of $123.8 million, or 6.1%, over the fourth quarter of 2007.  Compared to the first quarter, non-maturity deposits increased primarily as a result of growth in noninterest bearing and negotiated rate NOW accounts, but this increase was more than offset by a decline in the money market accounts and certificates of deposit.  Strong growth in public funds deposits is primarily attributable to a migration of deposits from the Florida State Board of Administration’s Local Government Investment Pool, which began in the fourth quarter and has continued through the second quarter.  Declines in money market accounts and certificates of deposit reflect management’s strategy not to compete with higher rate paying competitors.  Compared to the fourth quarter of 2007, a majority of the increase in deposits has come in the NOW account category reflecting the aforementioned trend in negotiated rate NOW accounts.

The Company had approximately $195.5 million in average net overnight funds sold for the second quarter of 2008 as compared to $186.8 million in the first quarter of 2008 and $84.1 million in the fourth quarter of 2007.  The influx of public deposits generated in the first half of 2008 was the primary factor driving the growth of overnight funds for both periods.

Discussion of Operating Results

Tax equivalent net interest income for the second quarter of 2008 was $28.1 million compared to $27.1 million for the first quarter and $29.0 million for the second quarter of 2007.  For the first six months of 2008, tax equivalent net interest income totaled $55.2 million compared to $57.9 million for the comparable period in 2007.

The increase in the net interest income on a linked quarter basis reflects lower interest costs as management has responded aggressively to the Federal Reserve’s 225 basis point rate reduction during 2008.  The lower interest cost was partially offset by declines in earning asset yields and a slight increase in foregone interest on nonaccrual loans.  During this same period, the net interest margin expanded by 17 basis points to 4.90%, attributable to lower deposit rates.

The decline in net interest income for the three and six months ended June 30, 2008, as compared to the same periods of 2007 was primarily the result of a higher level of foregone interest associated with the increased level of nonperforming assets and an unfavorable shift in the mix of earning assets as the loan balances declined throughout the first nine months of 2007.  These factors, coupled with the influx of higher cost municipal deposits in 2008, led to compression in our net interest margin of 43 and 50 basis points, respectively.  We continue to believe we have been successful in neutralizing the impact of reductions in the Federal Reserve’s target rate over the last three quarters.

Average negotiated deposits, which include municipal deposits, have grown from $287 million in the second quarter of 2007 to $538 million in the current quarter.  Although this growth in deposits has had a positive impact on net interest income, it has had an adverse impact on our margin due to the relatively thin spreads on the municipal deposits.  See “Discussion of Financial Condition” for a more detailed analysis of nonperforming assets and deposit growth.

The provision for loan losses for the current quarter was $5.4 million compared to $4.1 million in the first quarter of 2008 and $1.7 million for the second quarter of 2007.  The provision for the first six months of 2008 totaled $9.6 million compared to $2.9 million for the same period in 2007.  The increase in the provision for the current quarter and for the first six months of the year generally reflects the current economic slowdown and the impact of the stressed housing and real estate markets.  Compared to the prior quarter, the increase in the provision reflects a higher level of reserves allocated to our commercial loan and residential real estate loan portfolios.  The increase in the provision for the first half of 2008 compared to the same period in 2007 reflects the aforementioned trends as well as stress on our consumer loan portfolios, primarily indirect auto lending.  For the quarter, net charge-offs totaled $3.2 million, or .67%, of average loans compared to $1.9 million, or .41%, in the first quarter of 2008 and $1.3 million, or .27%, in the second quarter of 2007.  The increase in net charge offs for the current quarter primarily reflects a higher level of consumer (indirect auto), residential real estate, and commercial real estate loan charge-offs.  Management performs a detailed review and valuation assessment of impaired loans on a quarterly basis and, in accordance with its current charge-off procedures, writes existing nonaccrual loans down to fair value when principal is deemed uncollectible.  Increased resources have been allocated to the aforementioned process to review impaired loans migrating through the foreclosure process and record write-downs on these loans as market conditions change.  Due to elevated case loads, it is taking longer for cases to move through the court system and, therefore, where appropriate, we are recognizing losses prior to final resolution of the problem asset.  At quarter-end, the allowance for loan losses was 1.18% of outstanding loans (net of overdrafts) and provided coverage of 52% of nonperforming loans.

Noninterest income for the second quarter decreased $2.1 million, or 11.7%, from the first quarter of 2008 attributable to a pre-tax gain of $2.4 million realized in the first quarter of 2008 from the redemption of Visa, Inc. shares.  Compared to the second quarter of 2007, noninterest income increased $634,000, or 4.0%, due to increases in deposit fees and retail brokerage fees.  For the first six months of 2008, noninterest income grew $4.5 million, or 15.4%, from the comparable period in 2007 due to the aforementioned gain on redemption of Visa, Inc. shares, and strong gains in deposit fees and bank card fees.

Noninterest expense for the second quarter increased $958,000, or 3.2%, from the first quarter of 2008 attributable to a one-time entry of $1.1 million realized in the first quarter of 2008 to reverse a portion of our Visa, Inc. litigation accrual.  In addition, we reversed $577,000 in accrued expense in the first quarter of 2008 related to the termination of our 2011 Incentive Plan.  Compared to the second quarter of 2007, noninterest expense increased $859,000, or 2.9%, due primarily to an increase in compensation and occupancy costs.  The increase in compensation is attributable to higher associate base salaries reflective of annual merit/market based raises and the opening of three new banking offices in 2007.  The increase in occupancy is primarily due to higher depreciation expense also attributable to the aforementioned new banking offices and the implementation of a new telephone system in early 2008.  For the first six months of 2008, noninterest expense grew $95,000, or .16%, from the comparable period in 2007 primarily due to the aforementioned higher compensation and occupancy expense, with the one-time reversal of our Visa, Inc. litigation accrual partially offsetting those increases.  Higher expense for commission fees related to processing cost for our accounts receivable financing product also increased over this period.  Management continues to work on expense reduction opportunities and improvement in cost controls as a core strategic objective.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.7 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices, one mortgage lending office, and 82 ATMs in Florida, Georgia and Alabama.  Since 2005, the Company has been named as a Dividend Achiever by Mergent, Inc., a leading provider of information on publicly traded companies.  To be named a Dividend Achiever, a public company must have increased its regular cash dividends for at least 10 consecutive years.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	Jun 30, 2008	Mar 31, 2008	Jun 30, 2007	Jun 30, 2008	Jun 30, 2007
EARNINGS
Net Income	$4,810	$7,280	$7,891	$12,090	$14,848
Diluted Earnings Per Common Share	$0.28	$0.42	$0.43	$0.70	$0.81
PERFORMANCE
Return on Average Equity	6.43%	9.87%	10.23%	8.14%	9.57%
Return on Average Assets	0.73%	1.11%	1.26%	0.92%	1.19%
Net Interest Margin	4.90%	4.73%	5.33%	4.81%	5.31%
Noninterest Income as % of Operating Revenue	36.39%	40.22%	34.64%	38.33%	33.84%
Efficiency Ratio	66.89%	63.15%	64.44%	65.00%	66.15%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	13.15%	12.94%	13.67%	13.15%	13.67%
Total Capital Ratio	14.35%	14.01%	14.66%	14.35%	14.66%
Leverage Ratio	10.54%	10.32%	11.14%	10.54%	11.14%
Equity to Assets	11.19%	11.06%	11.91%	11.19%	11.91%
ASSET QUALITY
Allowance as % of Non-Performing Loans	51.80%	54.32%	193.69%	51.80%	193.69%
Allowance as a % of Loans	1.18%	1.06%	0.91%	1.18%	0.90%
Net Charge-Offs as % of Average Loans	0.67%	0.41%	0.27%	0.54%	0.27%
Nonperforming Assets as % of Loans and ORE	2.49%	2.14%	0.52%	2.49%	0.52%
STOCK PERFORMANCE
High	$30.19	$29.99	$33.69	$30.19	$35.91
Low	$21.76	$24.76	$29.12	$21.76	$29.12
Close	$21.76	$29.00	$31.34	$21.76	$31.34
Average Daily Trading Volume	36,196	31,827	40,051	34,064	32,338

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Six Months Ended
						June 30
(Dollars in thousands, except per share data)	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter	2007 Third Quarter	2007 Second Quarter	2008	2007

INTEREST INCOME
Interest and Fees on Loans	$33,422	$35,255	$37,730	$38,692	$39,092	$68,677	$78,145
Investment Securities	1,810	1,893	1,992	1,968	1,943	3,703	3,883
Funds Sold	1,028	1,575	1,064	639	689	2,603	1,210
Total Interest Income	36,260	38,723	40,786	41,299	41,724	74,983	83,238

INTEREST EXPENSE
Deposits	7,162	10,481	11,323	11,266	11,098	17,643	22,098
Short-Term Borrowings	296	521	639	734	737	817	1,498
Subordinated Notes Payable	931	931	936	936	932	1,862	1,858
Other Long-Term Borrowings	396	331	343	453	496	727	998
Total Interest Expense	8,785	12,264	13,241	13,389	13,263	21,049	26,452
Net Interest Income	27,475	26,459	27,545	27,910	28,461	53,934	56,786
Provision for Loan Losses	5,432	4,142	1,699	1,552	1,675	9,574	2,912
Net Interest Income after Provision for Loan Losses	22,043	22,317	25,846	26,358	26,786	44,360	53,874

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,060	6,765	7,256	6,387	6,442	13,825	12,487
Data Processing	812	813	853	775	790	1,625	1,505
Asset Management Fees	1,125	1,150	1,100	1,200	1,175	2,275	2,400
Retail Brokerage Fees	735	469	619	625	804	1,204	1,266
Gain on Sale of Investment Securities	30	65	7	-	-	95	7
Mortgage Banking Revenues	506	494	425	642	850	1,000	1,529
Merchant Fees	2,074	2,208	1,743	1,686	1,892	4,282	3,828
Interchange Fees	1,076	1,009	962	934	951	2,085	1,861
ATM/Debit Card Fees	758	744	705	685	661	1,502	1,302
Other	1,542	4,082	2,153	1,497	1,519	5,624	2,861
Total Noninterest Income	15,718	17,799	15,823	14,431	15,084	33,517	29,046

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,318	15,604	14,472	15,096	14,992	30,922	30,711
Occupancy, Net	2,491	2,362	2,378	2,409	2,324	4,853	4,560
Furniture and Equipment	2,583	2,582	2,534	2,513	2,494	5,165	4,843
Intangible Amortization	1,459	1,459	1,458	1,459	1,458	2,918	2,917
Other	8,905	7,791	10,772	8,442	8,629	16,696	17,428
Total Noninterest Expense	30,756	29,798	31,614	29,919	29,897	60,554	60,459

OPERATING PROFIT	7,005	10,318	10,055	10,870	11,973	17,323	22,461
Provision for Income Taxes	2,195	3,038	2,391	3,699	4,082	5,233	7,613
NET INCOME	$4,810	$7,280	$7,664	$7,171	$7,891	$12,090	$14,848

PER SHARE DATA
Basic Earnings	$0.28	$0.42	$0.44	$0.41	$0.43	$0.70	$0.81
Diluted Earnings	$0.28	$0.42	$0.44	$0.41	$0.43	$0.70	$0.81
Cash Dividends	0.185	0.185	0.185	0.175	0.175	0.370	0.350
AVERAGE SHARES
Basic	17,146	17,170	17,444	17,709	18,089	17,158	18,248
Diluted	17,147	17,178	17,445	17,719	18,089	17,159	18,248

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2008 Second Quarter	2008 First Quarter	2007 Fourth Quarter	2007 Third Quarter	2007 Second Quarter

ASSETS
Cash and Due From Banks	$108,672	$97,525	$93,437	$91,378	$95,573
Funds Sold and Interest Bearing Deposits	192,786	241,202	166,260	19,599	77,297
Total Cash and Cash Equivalents	301,458	338,727	259,697	110,977	172,870

Investment Securities, Available-for-Sale	185,971	186,944	190,719	184,609	189,680

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	196,075	202,238	208,864	205,628	203,555
Real Estate - Construction	150,907	152,060	142,248	145,343	159,751
Real Estate - Commercial	622,282	624,826	634,920	631,418	640,172
Real Estate - Residential	481,397	482,058	481,150	480,488	493,783
Real Estate - Home Equity	205,536	197,093	192,428	183,620	175,781
Consumer	244,071	238,663	243,415	246,137	240,110
Other Loans	9,436	10,506	7,222	8,739	14,715
Overdrafts	7,111	7,014	5,603	2,515	2,844
Total Loans, Net of Unearned Interest	1,916,815	1,914,458	1,915,850	1,903,888	1,930,711
Allowance for Loan Losses	(22,518)	(20,277)	(18,066)	(18,001)	(17,469)
Loans, Net	1,894,297	1,894,181	1,897,784	1,885,887	1,913,242

Premises and Equipment, Net	102,559	100,145	98,612	95,816	92,656
Intangible Assets	95,651	97,109	98,568	100,026	101,485
Other Assets	69,479	75,406	70,947	62,611	60,815
Total Other Assets	267,689	272,660	268,127	258,453	254,956

Total Assets	$2,649,415	$2,692,512	$2,616,327	$2,439,926	$2,530,748

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$416,992	$432,904	$432,659	$419,242	$456,986
NOW Accounts	814,380	800,128	744,093	530,619	559,050
Money Market Accounts	387,011	381,474	386,619	399,578	401,415
Regular Savings Accounts	118,307	116,018	111,600	115,955	119,585
Certificates of Deposit	426,236	462,081	467,373	472,019	472,554
Total Deposits	2,162,926	2,192,605	2,142,344	1,937,413	2,009,590

Short-Term Borrowings	51,783	61,781	53,131	63,817	74,307
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	36,857	29,843	26,731	29,725	41,276
Other Liabilities	38,382	47,723	38,559	47,031	41,251

Total Liabilities	2,352,835	2,394,839	2,323,652	2,140,873	2,229,311

SHAREOWNERS' EQUITY
Common Stock	171	172	172	176	179
Additional Paid-In Capital	36,382	38,042	38,243	50,789	58,001
Retained Earnings	266,171	264,538	260,325	255,876	251,838
Accumulated Other Comprehensive Loss, Net of Tax	(6,144)	(5,079)	(6,065)	(7,788)	(8,581)

Total Shareowners' Equity	296,580	297,673	292,675	299,053	301,437

Total Liabilities and Shareowners' Equity	$2,649,415	$2,692,512	$2,616,327	$2,439,926	$2,530,748

OTHER BALANCE SHEET DATA
Earning Assets	$2,295,572	$2,342,604	$2,272,829	$2,108,096	$2,197,688
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	9,756	11,167	12,578	13,988	15,399
Other	1,084	1,131	1,179	1,227	1,275
Interest Bearing Liabilities	1,897,461	1,914,212	1,852,434	1,674,600	1,731,074

Book Value Per Diluted Share	$17.33	$17.33	$17.03	$16.95	$16.87
Tangible Book Value Per Diluted Share	11.74	11.67	11.30	11.28	11.19

Actual Basic Shares Outstanding	17,111	17,175	17,183	17,628	17,869
Actual Diluted Shares Outstanding	17,112	17,183	17,184	17,639	17,869

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2008	2008	2007	2007	2007
(Dollars in thousands)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$20,277	$ 18,066	$ 18,001	$ 17,469	$ 17,108
Provision for Loan Losses	5,432	4,142	1,699	1,552	1,675
Net Charge-Offs	3,191	1,931	1,634	1,020	1,314

Balance at End of Period	$22,518	$ 20,277	$ 18,066	$ 18,001	$ 17,469
As a % of Loans	1.18%	1.06%	0.95%	0.95%	0.91%
As a % of Nonperforming Loans	51.80%	54.32%	71.92%	145.49%	193.68%
As a % of Nonperforming Assets	47.12%	49.34%	64.15%	128.05%	172.62%

CHARGE-OFFS
Commercial, Financial and Agricultural	$407	$ 636	$ 370	$ 279	$ 253
Real Estate - Construction	158	572	58	-	-
Real Estate - Commercial	1,115	126	133	245	5
Real Estate - Residential	817	176	209	161	992
Consumer	1,232	1,170	1,302	854	534

Total Charge-Offs	$3,729	$ 2,680	$ 2,072	$ 1,539	$ 1,784

RECOVERIES
Commercial, Financial and Agricultural	$55	$ 139	$ 47	$ 44	$ 47
Real Estate - Construction	-	-	-	-	-
Real Estate - Commercial	13	1	2	2	5
Real Estate - Residential	24	3	5	2	26
Consumer	446	606	384	471	392

Total Recoveries	$538	$ 749	$ 438	$ 519	$ 470

NET CHARGE-OFFS	$3,191	$ 1,931	$ 1,634	$ 1,020	$ 1,314
Net Charge-Offs as a % of Average Loans(1)	0.67%	0.41%	0.34%	0.21%	0.27%

RISK ELEMENT ASSETS
Nonaccruing Loans	$41,738	$ 35,352	$ 25,120	$ 12,373	$ 9,019
Restructured Loans	1,733	1,980	-	-	-
Total Nonperforming Loans	43,471	37,332	25,120	12,373	9,019
Other Real Estate	4,322	3,768	3,043	1,685	1,102
Total Nonperforming Assets	$47,793	$ 41,100	$ 28,163	$ 14,058	$ 10,121
Past Due Loans 90 Days or More	$896	$ 842	$ 416	$ 874	$ 332
Nonperforming Loans as a % of Loans	2.27%	1.95%	1.31%	0.65%	0.47%
Nonperforming Assets as a % of
Loans and Other Real Estate	2.49%	2.14%	1.47%	0.74%	0.52%
Nonperforming Assets as a % of Capital(2)	14.98%	12.93%	9.06%	4.43%	3.17%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Second Quarter 2008			First Quarter 2008			Fourth Quarter 2007			Third Quarter 2007			Second Quarter 2007			June 2008 YTD			June 2007 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,908,802	33,610	7.08%	$1,909,574	35,453	7.47%	$1,908,069	37,969	7.89%	$1,907,235	38,901	8.09%	$1,944,969	39,300	8.10%	$1,909,187	69,063	7.27%	$1,962,499	78,564	8.07%

Investment Securities
Taxable Investment Securities	93,814	1,028	4.38%	94,786	1,108	4.67%	99,055	1,226	4.93%	102,618	1,224	4.75%	105,425	1,236	4.68%	94,300	2,136	4.52%	106,894	2,499	4.68%
Tax-Exempt Investment Securities	94,371	1,200	5.09%	90,790	1,207	5.32%	87,358	1,178	5.39%	85,446	1,142	5.35%	83,907	1,088	5.19%	92,581	2,407	5.20%	83,270	2,127	5.11%

Total Investment Securities	188,185	2,228	4.73%	185,576	2,315	4.99%	186,413	2,404	5.15%	188,064	2,366	5.02%	189,332	2,324	4.91%	186,881	4,543	4.86%	190,164	4,626	4.87%

Funds Sold	206,984	1,028	1.96%	206,313	1,574	3.02%	96,748	1,064	4.31%	49,438	639	5.06%	52,935	689	5.15%	206,649	2,602	2.49%	46,669	1,210	5.16%

Total Earning Assets	2,303,971	$36,866	6.43%	2,301,463	$39,342	6.87%	2,191,230	$41,437	7.50%	2,144,737	$41,906	7.75%	2,187,236	$42,313	7.76%	2,302,717	$76,208	6.65%	2,199,332	$84,400	7.73%

Cash and Due From Banks	82,182			94,247			85,598			84,477			88,075			88,214			88,376
Allowance for Loan Losses	(20,558)			(18,227)			(18,127)			(17,664)			(17,263)			(19,392)			(17,169)
Other Assets	269,176			268,991			260,981			256,153			253,204			269,083			250,428

Total Assets	$2,634,771			$2,646,474			$2,519,682			$2,467,703			$2,511,252			$2,640,622			$2,520,967

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$788,237	$1,935	0.99%	$773,891	$3,440	1.79%	$608,347	$2,980	1.94%	$525,795	$2,531	1.91%	$541,525	$2,611	1.93%	$781,064	$5,375	1.38%	$546,884	$5,237	1.93%
Money Market Accounts	376,996	1,210	1.29%	389,828	2,198	2.27%	404,406	3,217	3.16%	403,957	3,565	3.50%	393,403	3,458	3.53%	383,412	3,408	1.79%	390,088	6,885	3.56%
Savings Accounts	117,182	29	0.10%	113,163	34	0.12%	113,527	57	0.20%	117,451	70	0.24%	122,560	74	0.24%	115,172	63	0.11%	123,982	152	0.25%
Time Deposits	443,006	3,988	3.62%	467,280	4,809	4.14%	471,454	5,069	4.27%	471,868	5,100	4.29%	474,761	4,955	4.19%	455,143	8,797	3.89%	477,845	9,824	4.15%
Total Interest Bearing Deposits	1,725,421	7,162	1.67%	1,744,162	10,481	2.42%	1,597,734	11,323	2.81%	1,519,071	11,266	2.94%	1,532,249	11,098	2.91%	1,734,791	17,643	2.05%	1,538,799	22,098	2.90%

Short-Term Borrowings	55,830	296	2.13%	68,095	521	3.06%	64,842	639	3.89%	65,130	734	4.45%	66,764	737	4.41%	61,963	817	2.64%	67,832	1,498	4.44%
Subordinated Notes Payable	62,887	931	5.86%	62,887	931	5.96%	62,887	936	5.91%	62,887	936	5.91%	62,887	932	5.94%	62,887	1,862	5.86%	62,887	1,858	5.96%
Other Long-Term Borrowings	34,612	396	4.60%	27,644	331	4.82%	28,215	343	4.83%	38,269	453	4.70%	42,284	496	4.71%	31,128	727	4.70%	42,708	998	4.71%

Total Interest Bearing Liabilities	1,878,750	$8,785	1.88%	1,902,788	$12,264	2.59%	1,753,678	$13,241	3.00%	1,685,357	$13,389	3.15%	1,704,184	$13,263	3.12%	1,890,769	$21,049	2.24%	1,712,226	$26,452	3.11%

Noninterest Bearing Deposits	415,125			404,712			419,002			435,089			455,169			409,918			456,728
Other Liabilities	40,006			42,170			47,660			45,721			42,547			41,088			39,115

Total Liabilities	2,333,881			2,349,670			2,220,340			2,166,167			2,201,900			2,341,775			2,208,069

SHAREOWNERS' EQUITY:	$300,890			$296,804			$299,342			$301,536			$309,352			$298,847			$312,898

Total Liabilities and Shareowners' Equity	$2,634,771			$2,646,474			$2,519,682			$2,467,703			$2,511,252			$2,640,622			$2,520,967

Interest Rate Spread		$28,081	4.55%		$27,078	4.28%		$28,196	4.50%		$28,517	4.60%		$29,050	4.64%		$55,159	4.41%		$57,948	4.62%

Interest Income and Rate Earned(1)		$36,866	6.43%		$39,342	6.87%		$41,437	7.50%		$41,906	7.75%		$42,313	7.76%		$76,208	6.65%		$84,400	7.73%
Interest Expense and Rate Paid(2)		8,785	1.53%		12,264	2.14%		13,241	2.40%		13,389	2.48%		13,263	2.43%		21,049	1.84%		26,452	2.42%

Net Interest Margin		$28,081	4.90%		$27,078	4.73%		$28,196	5.10%		$28,517	5.27%		$29,050	5.33%		$55,159	4.81%		$57,948	5.31%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2)  Rate calculated based on average earning assets